Exhibit 99.1

Facebook Reports Third Quarter 2012 Results

MENLO PARK, Calif. – Oct. 23, 2012 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the third quarter, which ended September 30, 2012.

“As proud as I am that a billion people use Facebook each month, I’m also really happy that over 600 million people now share and connect on Facebook every month using mobile devices,” said Mark Zuckerberg, Facebook founder and CEO. “People who use our mobile products are more engaged, and we believe we can increase engagement even further as we continue to introduce new products and improve our platform. At the same time, we are deeply integrating monetization into our product teams in order to build a stronger, more valuable company.”

Third Quarter 2012 Financial Summary

In millions, except percentages and per share amounts	Q3’12	Q3’11
Revenue	$1,262	$954
Income from Operations
GAAP	$377	$414
Non-GAAP	$525	$484
Operating Margin
GAAP	30%	43%
Non-GAAP	42%	51%
Net Income (Loss)
GAAP	$(59)	$227
Non-GAAP	$311	$273
Diluted Earnings (Loss) per Share (EPS)
GAAP	$(0.02)	$0.10
Non-GAAP	$0.12	$0.12

Third Quarter 2012 Operational Highlights

•	Monthly active users (MAUs) were 1.01 billion as of September 30, 2012, an increase of 26% year-over-year

•	Daily active users (DAUs) were 584 million on average for September 2012, an increase of 28% year-over-year

•	Mobile MAUs were 604 million as of September 30, 2012, an increase of 61% year-over-year

Recent Business Highlights

Product

•	Completely rebuilt Facebook for iOS for faster and more reliable performance

•	Updated Messenger for Android and iOS and made Facebook Camera available in 18 languages

•	Continued to make it easy for mobile developers to build with Facebook

•	New Software Development Kits (SDKs) for iOS and Android

•	Deep integration into iOS 6.0

•	Launched Facebook Gifts, a way to send gifts to celebrate the special moments millions of people share on Facebook each day

Advertising

•	Launched several new advertising products, such as Custom Audiences, Facebook Exchange, Offers, and mobile app install ads

•	Generated 14% of advertising revenue during the third quarter from mobile

Corporate

•	Connected 1 billion people since founding the company eight years ago

•	Created Facebook Stories, a new website to share the stories of people using Facebook in extraordinary ways at www.facebookstories.com

•	Closed Instagram acquisition

•	Opened first international engineering office in London

Third Quarter 2012 Financial Highlights

Revenue – Revenue for the third quarter totaled $1.26 billion, an increase of 32%, compared with $954 million in the third quarter of 2011. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased by 38%.

•

Revenue from advertising was $1.09 billion, representing 86% of total revenue and a 36% increase from the same quarter last year. Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 43%.

•	Payments and other fees revenue for the third quarter was $176 million, a 13% increase over the same quarter in the prior year and a 9% decline sequentially from the second quarter of 2012.

Costs and expenses – Third quarter costs and expenses were $885 million, an increase of 64% from the third quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $737 million, an increase of 57%.

Income from operations – For the third quarter, GAAP income from operations was $377 million, compared to income from operations of $414 million for the third quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the third quarter was $525 million, compared to $484 million for the third quarter of 2011.

Operating margin – GAAP operating margin was 30% for the third quarter of 2012, compared to 43% for the third quarter of 2011. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 42% for the third quarter of 2012, compared to 51% for the third quarter of 2011.

Income tax provision – The GAAP income tax provision for the third quarter was $431 million, representing a 116% effective tax rate, driven by share-based compensation expense, a portion of which is not tax-deductible. Excluding share-based compensation expense and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 40%.

Net income (loss) – GAAP income before provision for income taxes was $372 million. After the provision for income taxes, GAAP net loss for the third quarter was $59 million, compared to net income of $227 million for the third quarter of 2011. GAAP EPS for third quarter of 2012 was ($0.02), compared to $0.10 for the same quarter in the prior year. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income was $311 million or $0.12 per share, compared to $273 million and $0.12 per share for the same quarter in the prior year.

Capital expenditures – Purchases of property and equipment for the quarter were $171 million. Additionally, $161 million of equipment was procured or financed through capital leases during the third quarter of 2012.

Cash and marketable securities – As of September 30, 2012, cash and marketable securities were $10.5 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company’s earnings press release, financial tables and slide presentation.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 30503033.

About Facebook

Founded in 2004, Facebook’s mission is to make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:

Deborah Crawford

+1 (650) 384-2083

investor@fb.com / investor.fb.com

Press:

Ashley Zandy

press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans as well as expectations of future growth and engagement, all of which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels, including mobile engagement and our ability to increase revenues and engagement across a range of geographies; our ability to monetize our mobile products; our ability to expand the Facebook Platform; competition; privacy concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our Quarterly Report for the quarter ended June 30, 2012 filed with the SEC, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. In addition, please note that the date of this press release is October 23, 2012, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: total revenue and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; and non-GAAP effective tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from one or more of our non-GAAP financial measures:

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Furthermore, our share-based compensation expense was materially affected in the second quarter of 2012 due to the terms of our RSUs granted prior to 2011, related to which we recognized a cumulative $986 million in share-based compensation expense in the period, despite the fact that these awards were granted and earned over several years. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. Furthermore, our payroll tax expense was substantially higher due to the terms of our RSUs granted prior to 2011, where, despite the fact that these awards were granted and earned over several years, we recognized $84 million in payroll tax expense in the nine months ended September 30, 2012, with most of this expense being recognized in the second quarter of 2012 and a partially offsetting credit recognized in third quarter of 2012. In addition, these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.

Assumed preferred stock conversion. As a result of our initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and net income per share for periods prior to June 30, 2012 have been calculated assuming this conversion, which we believe facilitates comparison with prior periods.

Dilutive securities and other dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders for the three and nine months ended September 30, 2012, we give effect to antidilutive RSUs and stock options that are excluded from GAAP weighted average shares due to our reporting of a net loss. We also include unvested RSUs in the nine months ended September 30, 2012 as well as in the three and nine months ended September 30, 2011, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.

Foreign exchange effect on total revenue and advertising revenue. We translate current quarter revenues using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of Non-GAAP Results to Nearest GAAP Measures” table in this press release.

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Revenue	$954	$1,262	$2,580	$3,504
Costs and expenses:
Cost of revenue	236	322	613	967
Research and development	108	244	264	1,102
Marketing and sales	114	168	272	703
General and administrative	82	151	222	717

Total costs and expenses	540	885	1,371	3,489

Income from operations	414	377	1,209	15
Interest and other income (expense), net
Interest expense	(10)	(11)	(26)	(35)
Other income (expense), net	(25)	6	(7)	9

Income (loss) before provision for income taxes	379	372	1,176	(11)
Provision for income taxes	152	431	478	—

Net income (loss)	$227	$(59)	$698	$(11)

Less: Net income attributable to participating securities	77	—	235	—

Net income (loss) attributable to Class A and Class B common stockholders	$150	$(59)	$463	$(11)

Earnings (loss) per share attributable to Class A and Class B common stockholders
Basic	$0.11	$(0.02)	$0.36	$(0.01)

Diluted	$0.10	$(0.02)	$0.32	$(0.01)

Weighted-average shares used to compute earnings (loss) per share attributable to Class A and Class B common stockholders
Basic	1,316	2,420	1,283	1,884
Diluted	1,520	2,420	1,507	1,884
Share-based compensation expense included in costs & expenses
Cost of revenue	$3	$8	$6	79
Research and development	33	114	72	719
Marketing and sales	13	28	24	279
General and administrative	21	29	39	311

Total share-based compensation expense	$70	$179	$141	$1,388

Payroll tax related to share-based compensation included in costs & expenses
Cost of revenue	$—	$(3)	$—	$3
Research and development	—	(12)	2	36
Marketing and sales	—	(9)	1	16
General and administrative	—	(7)	4	67

Total	$—	$(31)	$7	$122

Share-based compensation expense related to Pre-2011 RSUs included in costs & expenses:
Cost of revenue	$—	$1	$—	$61
Research and development	—	17	—	490
Marketing and sales	—	4	—	212
General and administrative	—	6	—	251

Total	$—	$28	$—	$1,014

Payroll tax related to Pre-2011 RSUs included in costs & expenses
Cost of revenue	$—	$(3)	$—	$3
Research and development	—	(12)	—	34
Marketing and sales	—	(9)	—	15
General and administrative	—	(7)	—	32

Total	$—	$(31)	$—	$84

FACEBOOK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31, 2011	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$1,512	$2,478
Marketable securities	2,396	7,974
Accounts receivable	547	635
Income tax refundable	—	567
Prepaid expenses and other current assets	149	631

Total current assets	4,604	12,285
Property and equipment, net	1,475	2,289
Goodwill and intangible assets, net	162	1,423
Other assets	90	41

Total assets	$6,331	$16,038

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$63	$59
Platform partners payable	171	155
Accrued expenses and other current liabilities	296	409
Deferred revenue and deposits	90	85
Current portion of capital lease obligations	279	372

Total current liabilities	899	1,080
Capital lease obligations, less current portion	398	530
Other liabilities	135	254

Total liabilities	1,432	1,864
Stockholders’ equity
Convertible preferred stock	615	—
Common stock and additional paid-in capital	2,684	12,585
Accumulated other comprehensive loss	(6)	(6)
Retained earnings	1,606	1,595

Total stockholders’ equity	4,899	14,174

Total liabilities and stockholders’ equity	$6,331	$16,038

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Cash flows from operating activities
Net income (loss)	$227	$(59)	$698	$(11)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	97	176	220	425
Loss on write-off of equipment	—	4	6	8
Share-based compensation	70	179	141	1,388
Deferred income taxes	(15)	(60)	(29)	(434)
Tax benefit from share-based award activity	50	473	405	854
Excess tax benefit from share-based award activity	(50)	(473)	(405)	(854)
Changes in assets and liabilities:
Accounts receivable	(44)	(50)	(72)	(90)
Income tax refundable	—	—	—	(567)
Prepaid expenses and other current assets	113	31	(113)	24
Other assets	(19)	9	(25)	—
Accounts payable	29	28	36	20
Platform partners payable	53	(1)	91	(16)
Accrued expenses and other current liabilities	12	(27)	(9)	162
Deferred revenue and deposits	24	—	44	(5)
Other liabilities	18	20	51	27

Net cash provided by operating activities	565	250	1,039	931
Cash flows from investing activities
Purchases of property and equipment	(136)	(171)	(421)	(1,037)
Purchases of marketable securities	(850)	(1,633)	(2,742)	(8,590)
Sales of marketable securities	95	443	95	571
Maturities of marketable securities	90	1,307	90	2,413
Investments in non-marketable equity securities	(1)	—	(2)	(3)
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	(1)	(336)	(5)	(911)
Changes in restricted cash and deposits	8	1	5	(2)

Net cash used in investing activities	(795)	(389)	(2,980)	(7,559)
Cash flows from financing activities
Net proceeds from issuance of common stock	—	(1)	998	6,760
Proceeds from exercise of stock options	3	—	27	9
Repayment of long-term debt	—	—	(250)	—
Proceeds from sale and lease-back transactions	7	123	15	205
Principal payments on capital lease obligations	(46)	(88)	(128)	(231)
Excess tax benefit from share-based award activity	50	473	405	854

Net cash provided by financing activities	14	507	1,067	7,597

Effect of exchange rate changes on cash and cash equivalents	(9)	12	(5)	(3)

Net increase (decrease) in cash and cash equivalents	(225)	380	(879)	966
Cash and cash equivalents at beginning of period	1,131	2,098	1,785	1,512

Cash and cash equivalents at end of period	$906	$2,478	$906	$2,478

Supplemental Cash Flow Data
Cash paid during the period for:
Interest	$6	$11	$19	$30
Income taxes	$3	$2	$179	$184
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$6	$(21)	$62	$(80)
Property and equipment acquired under capital leases	$102	$161	$393	$251
Fair value of shares issued related to acquisitions of businesses and other assets	$2	$250	$46	$275

Reconciliation of Non-GAAP Results to Nearest GAAP Measures

(In millions, except for number of shares)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
GAAP revenue	$954	$1,262	$2,580	$3,504
Foreign exchange effect on Q3’12 revenue using Q3’11 rates		52

Revenue excluding foreign exchange effect		$1,314
GAAP revenue year-over-year change %		32%
Revenue excluding foreign exchange effect year-over-year change %		38%
GAAP advertising revenue	$798	$1,086	$2,211	$2,950
Foreign exchange effect on Q3’12 revenue using Q3’11 rates		52

Advertising revenue excluding foreign exchange effect		$1,318
GAAP advertising revenue year-over-year change %		36%
Advertising revenue excluding foreign exchange effect year-over-year change %		43%
GAAP costs and expenses	$540	$885	$1,371	$3,489
Share-based compensation expense	(70)	(179)	(141)	(1,388)
Payroll tax expenses related to share-based compensation	—	31	(7)	(122)

Non-GAAP costs and expenses	$470	$737	$1,223	$1,979
GAAP income from operations	$414	$377	$1,209	$15
Share-based compensation expense	70	179	141	1,388
Payroll tax expenses related to share-based compensation	—	(31)	7	122

Non-GAAP income from operations	$484	$525	$1,357	$1,525
GAAP net income (loss)	$227	$(59)	$698	$(11)
Share-based compensation expense	70	179	141	1,388
Payroll tax expenses related to share-based compensation	—	(31)	7	122
Income tax adjustments	(24)	222	(42)	(609)

Non-GAAP net income	$273	$311	$804	$890
GAAP diluted shares	1,520	2,420	1,507	1,884
Assumed preferred stock conversion	548	—	548	272
Dilutive securities excluded due to net loss	—	159	—	170
Other dilutive equity awards excluded from GAAP[1]	278	—	259	118

Non-GAAP diluted shares	2,346	2,579	2,314	2,444
GAAP diluted earnings (loss) per share	$0.10	$(0.02)	$0.32	$(0.01)
Net income attributable to participating securities	0.05	—	$0.14	—
Non-GAAP adjustments to net income	0.03	0.15	$0.07	0.48
Non-GAAP adjustments to diluted shares	(0.06)	(0.01)	$(0.18)	(0.11)

Non-GAAP diluted earnings per share	$0.12	$0.12	$0.35	$0.36
GAAP operating margin	43%	30%	47%	0%
Share-based compensation expense	7%	14%	5%	40%
Payroll tax expenses related to share-based compensation	0%	(2%)	0%	3%

Non-GAAP operating margin	51%	42%	53%	44%
GAAP profit (loss) before tax	$379	$372	$1,176	$(11)
GAAP provision for benefit from income taxes	152	431	478	—

GAAP effective tax rate	40%	116%	41%	0%
GAAP profit (loss) before tax	$379	$372	$1,176	$(11)
Share-based compensation and related payroll tax expenses	70	148	148	1,510

Non-GAAP profit before tax	$449	$520	$1,324	$1,499
Non-GAAP provision for income taxes	176	209	520	609

Non-GAAP effective tax rate	39%	40%	39%	41%

[1]	Gives effect to unvested RSUs in periods prior to our IPO for comparability